Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151413, 333-122414, 333-65034, 333-55578, 333-83233, 333-188733, and 333-189145) of priceline.com Incorporated of our report dated March 29, 2013 relating to the financial statements and financial statement schedule of KAYAK Software Corporation, which appears in Amendment No. 1 to the Current Report on Form 8‑K of priceline.com Incorporated dated May 21, 2013.

/s/ PricewaterhouseCoopers LLP
Stamford, CT
August 6, 2013